UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
 Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 24, 2011

PSYCHEMEDICS CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13738	58-1701987
(Commission File Number)	(I.R.S. Employer Identification No.)

125 Nagog Park, Acton, Massachusetts	01720
(Address of Principal Executive Offices)	(Zip Code)

(978) 206-8220
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

At the 2011 Psychemedics Corporation annual meeting of stockholders held on May 24, 2011 (the “2011 Annual Meeting”), the stockholders approved the amendment and restatement of the Psychemedics Corporation 2006 Incentive Plan (the “2006 Incentive Plan”). The terms and conditions of the 2006 Incentive Plan and awards contemplated thereunder are described in Psychemedics’ Proxy Statement dated April 5, 2011, which description is incorporated by reference herein.  This summary is qualified in its entirety by reference to the 2006 Incentive Plan, filed as Exhibit 10.1 attached hereto and incorporated by reference herein. The Employee Form of Stock Unit Award Agreement to be used under the 2006 Incentive Plan is filed as Exhibit 10.2 attached hereto and incorporated by reference herein.   The Nonemployee Director Form of Stock Unit Award Agreement to be used under the 2006 Incentive Plan is filed as Exhibit 10.3 attached hereto and incorporated by reference herein.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the 2011 Annual Meeting, the following items were voted on by stockholders:

a.	Messrs. Raymond C Kubacki, Harry F. Connick, Walter S. Tomenson and Fred J. Weinert were each elected by the stockholders to a term to expire in 2012.

Nominees	For	Withheld	Broker Non-Votes
Raymond C. Kubacki	3,542,760	225,770	1,030,122
Harry F. Connick	3,507,434	261,096	1,030,122
Walter S. Tomenson	3,287,923	480,607	1,030,122
Fred J. Weinert	2,574,585	1,193,945	1,030,122

b.	Management’s proposal to ratify the appointment of BDO USA, LLP as Psychemedics’ independent registered public accounting firm for 2011 was approved.

For	Against	Abstain
4,786,852	8,662	3,138

c.	Management’s proposal to approve the amendment and restatement of the Psychemedics Corporation 2006 Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
2,496,838	1,264,509	7,183	1,030,122

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Psychemedics Corporation Amended and Restated 2006 Incentive Plan

10.2	Employee Form of Stock Unit Award Agreement

10.3	Nonemployee Director Form of Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: May 26, 2011

	By:	/s/ Neil L. Lerner
Neil L. Lerner,
Vice President - Finance